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                                                                     EXHIBIT 1.1


                            __________________ Shares

                    Central Financial Acceptance Corporation

                                  Common Stock

                             UNDERWRITING AGREEMENT

                              _______________, 1996

MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California 94111

Dear Sirs:

                  SECTION 1. Introductory. Central Financial Acceptance Corporation, a Delaware corporation (the "Company"), proposes to sell to you or, if there be any so named, to the several underwriters named in Schedule A hereto (the "Underwriters") for whom you are acting as Representative __________shares of its authorized but unissued common stock, par value $.01 per share (the "Common Stock"). Said aggregate of __________ shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to ___________ additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 4 hereof, for the purpose of covering over-allotments in connection with the sale of the Firm Common Shares. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

                  This Agreement is being entered into in connection with the acquisition of the consumer finance and related businesses (the "Consumer Finance Business") of the subsidiaries of Banner's Central Electric, Inc. ("Banner") -- Centravel, Inc. ("Centravel"), Central Financial Acceptance/ Insurance Agency ("CFAIA"), Central Auto Sales, Inc. ("Central Auto"), Central Consumer Finance Company ("Central Finance"), Central Premium Finance Company ("CPFC"), BCE Properties, Inc. ("BCE"), Central International, Ltd. ("CIL") and Central Installment Credit Corporation ("CICC" and together with Centravel, Central Auto, CFAIA, Central Finance, CPFC, BCE and CIL the "Subsidiaries"). The acquisition of the Consumer Finance Business took place by Banner contributing cash in such amount as to leave the Company with $500,000 and 100% of the outstanding capital stock of each of the Subsidiaries to the Company (the "Reorganization Transaction"). The Reorganization Transaction was accomplished in part pursuant to the Reorganization Agreement dated as of June __, 1996 by and among the Company, Banner Holdings, Inc. ("Holdings") and Banner.



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                  The Company and Holdings understand that the Underwriters
propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to or as soon thereafter as in your judgment is advisable. The Company hereby confirms that the Underwriters and any dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus (as defined below) and are authorized to distribute the Prospectus (as defined below), as from time to time amended or supplemented, on the effective date of the registration statement hereinafter referred to or as soon thereafter as in your judgment is advisable.

                  The Company and Holdings each hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

                  SECTION 2. Representations and Warranties of the Company. The Company and Holdings, jointly and severally, hereby represent and warrant to you and the Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-3790) with respect to the Common Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and the latest Preliminary Prospectus sent or given to purchasers of the Common Shares by the Underwriters prior to or at the same time as the confirmation of such sale, if a final prospectus is not used, shall include all Rule 430A Information (as defined) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

                  The term "Registration Statement" shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment



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thereto becomes effective prior to the First Closing Date (as defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all (i) Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus relating to the Common Shares and delivered to you as well as any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" shall mean: (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time it becomes effective; or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the latest Preliminary Prospectus sent or given to purchasers of the Common Shares by the Underwriters prior to or at the same time as the confirmation of such sale. The term "Rule 430A Information" shall mean information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and the Registration Statement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement that is described in clauses (i) and (ii) of Section 3 hereof.

                  (c) The Company and each of Banner and the Subsidiaries, directly or indirectly, is a wholly owned subsidiary of Holdings. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. The



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Company, Holdings, Banner and each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own and lease its assets and properties and conduct its business as now being conducted and as described in the Registration Statement. The Company owns all of the outstanding capital stock of Banner free and clear of all claims, liens, charges and encumbrances, other than as disclosed in the Registration Statement. The Company owns all of the outstanding capital stock of the Subsidiaries free and clear of all claims, liens, charges and encumbrances, other than as disclosed in the Registration Statement. The Company, Banner and each of the Subsidiaries are in possession of and operating in material compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect. The Company, Holdings, Banner and each of the Subsidiaries are duly qualified to do business and in good standing as foreign corporations, in each jurisdiction in which the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business; and to the Company's and Holdings knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (d) The Company has an authorized capitalization as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of capital stock are duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of Banner and each Subsidiary has been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, none of the Company, Holdings, Banner or any Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of capital stock of the Company, Banner or any of the Subsidiaries or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                  (e) The Common Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares. No stockholder of the Company has any right which



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has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authorization of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Common Shares as contemplated herein.

                  (f) The Company, Holdings and Banner each duly authorized all aspects of the Reorganization Transaction in which they were involved. The Company, Holdings and Banner each has full legal right, power and authority to enter into the Reorganization Agreement and perform the transactions contemplated thereby and by the Reorganization Transaction. The Reorganization Agreement has been duly authorized, executed and delivered by the Company, Holdings and Banner. The Reorganization Agreement constitutes a valid and binding agreement of the Company, Holdings and Banner and is enforceable against each of them in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors. The making and performance of the Reorganization Agreement by the Company, Holdings, and Banner and the consummation of the transactions therein contemplated and by the Reorganization Transaction did not and will not violate any provisions of the Articles of Incorporation, charter or bylaws or any other organizational documents of the Company, Holdings, Banner or any of the Subsidiaries and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company, Holdings, Banner or any of the Subsidiaries is a party or by which the Company, Holdings, Banner or any of the Subsidiaries or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, Holdings, Banner or any of the Subsidiaries or any of their respective properties. All consents, approvals, assignments, authorizations and orders required to be obtained for the execution and delivery of the Reorganization Agreement to affect the transfer of the Assets (as defined in the Reorganization Agreement), and the Contracts (as defined in the Reorganization Agreement) and the assumption of the liabilities in accordance with the terms of the Reorganization Agreement and to consummate the Reorganization Transaction had been obtained, except where any failure would not have a material adverse affect on the business, properties, business prospects, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole, and the Consumer Finance Business.

                  (g) The Company and Holdings each has full right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and Holdings, and it constitutes a valid and binding agreement of the Company and Holdings enforceable against the Company and Holdings in accordance with its terms, except (A) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be



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brought and (C) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal, state or provincial securities laws or the public policy underlying such laws. The execution and delivery of this Agreement by the Company and Holdings and the consummation of the transactions herein contemplated by the Company and Holdings does not violate any provisions of the certificate or articles of incorporation or bylaws of the Company or Holdings and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company, Holdings, Banner or any of the Subsidiaries is a party or by which the Company, Holdings, Banner or any of the Subsidiaries or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, Holdings, Banner or any of the Subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

                  (h) Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent accountants as required by the Act and the Rules and Regulations.

                  (i) The consolidated financial statements of the Company and its Subsidiaries, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries, as of the respective dates of such financial statements and schedules, and the consolidated results of operations, cash flows and stockholders' equity and the other information purported to be shown therein of the Company and its Subsidiaries for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein) as certified by the independent accountants named in subsection 2(h). The Registration Statement includes all of the financial statements and schedules required under the Act to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Summary Financial and Operating Data," "Capitalization," "Selected Financial Data," "Supplemental Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" present fairly the information set forth therein on the basis stated in the Registration Statement.

                  (j) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company and the Subsidiaries, taken



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as a whole, or the Consumer Finance Business, (i) none of the Company, Holdings,
Banner nor any of the Subsidiaries is in violation or default of any provision of its certificate or articles of incorporation or bylaws, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties is bound; and (ii) there does not exist any state of facts which constitutes an event of default (as defined in such documents) on the part of the Company, Banner, Holdings or any such Subsidiary or which, with notice or lapse of time or both, would constitute such an event of default.

                  (k) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and, except as disclosed in the Prospectus and except as to defaults which individually or in the aggregate would not be material to the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business, neither the Company nor any of the Subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

                  (l) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's and Holdings' knowledge, threatened to which the Company, Holdings, Banner or any of the Subsidiaries is a party or of which property owned or leased by the Company, Holdings, Banner or any of the Subsidiaries is the subject, including actions related to environmental or discrimination matters, which actions, suits or proceedings might reasonably be expected to, individually or in the aggregate, prevent or materially and adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business; and no labor disturbance by the employees of the Company, Holdings, Banner or any of the Subsidiaries exists or is imminent which might reasonably be expected to affect materially and adversely such condition, properties, business, results of operations or prospects or the Consumer Finance Business. None of Company, Holdings, Banner or any of the Subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                   (m) The Company and each Subsidiary has good and valid title to all the properties and assets reflected as owned in the financial statements hereinabove described or as described elsewhere in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements or as described elsewhere in the Prospectus and (ii) those which are not material in amount and do not materially and adversely affect the use made and proposed to be made of such property and assets by the Company and the Subsidiaries. The Company and each Subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and the Subsidiaries. Except as disclosed in the



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Prospectus, the Company and the Subsidiaries own or lease all such properties as are necessary to their respective operations as now conducted.

                  (n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company, Holdings, Banner and each of the Subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and each of the Subsidiaries, taken as a whole, and the Consumer Finance Business; (ii) the Company, Banner and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, earthquake, windstorm, accident or other calamity, whether or not covered by insurance;
(iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company, Banner and each of the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder) or indebtedness of the Company, Holdings, Banner or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole or the Consumer Finance Business (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business.

                  (o) The Company, Banner and each of the Subsidiaries have sufficient trademarks, trade names, service marks, patent rights, mask works, copyrights, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") to conduct their respective businesses as now conducted and the Consumer Finance Business, and the Company and Holdings have no knowledge of any material infringement by any of the Company, Banner or the Subsidiaries of any Intangible of others, and there is no claim being made against the Company, Holdings, Banner or the Subsidiaries regarding any Intangible which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business.

                  (p) The Company and Holdings have not been advised, and have no reason to believe, that any of the Company, Banner or any Subsidiary is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially and adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business.



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                  (q) The Company, Holdings, Banner and each of the Subsidiaries have filed all necessary federal, state and foreign tax returns and have paid all taxes shown as due thereon; and neither the Company nor Holdings has any knowledge of any tax deficiency which has been or might be asserted or threatened against the Company, Holdings, Banner or the Subsidiaries which could materially and adversely affect the business, operations or properties of the Company and the Subsidiaries, taken as a whole, or the Consumer Finance
Business.

                  (r) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (s) The Company and Holdings have not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by, the Act.

                  (t) The Company, Banner and each of the Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company, Banner and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (u) None of the Company, Holdings, Banner or any of the Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                   (v) None of the Company, Holdings, Banner or any of the Subsidiaries has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                  (w) The Common Shares have been duly authorized for quotation on The Nasdaq Stock Market's National Market, subject to official notice of issuance.

                  SECTION 3. Representations and Warranties of the Underwriters. The Representative, on behalf of the several Underwriters, represents and warrants to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under the caption "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and such information is correct in all material respects. If applicable, the Representative represents and



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warrants that it has been authorized by each of the other Underwriters as the
Representative to enter into this Agreement on its behalf and to act for it in the manner herein provided.

                  SECTION 4. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm Common Shares, and the Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Common Shares. The purchase price per share to be paid by the several Underwriters to the Company shall be $ per share.

                  Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Representative) at such time and date, not later than the fourth full business day1/ following the date of this Agreement, as you shall designate by at least 48 hours' prior notice to the Company (or at such other time and date, not later than one week after such fourth full business day, as may be agreed upon by the Company, and the Underwriters) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

                  Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for the respective accounts of the several Underwriters, against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by certified or official bank checks payable in next day funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at such location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

                  In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of ____ Optional Common Shares at the purchase price per share to be paid by the Underwriters for the Firm Common Shares, for use solely in covering any over-allotments made by the Underwriters for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once)

- --------
         1/       Assumes pricing after 4:30 p.m., Washington, D.C. time.



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within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such Optional Common Shares are to be registered and the time and place at which such certificates are to be delivered. Such time of delivery (which may not be earlier than the First Closing Date and being herein referred to as the "Second Closing Date") shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares being purchased will be made available for checking and packaging on the business day preceding the Second Closing Date at such location in New York, New York, as may be designated by you. The manner of payment for and delivery of such Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the option has not been exercised.

                  You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payments and receipt therefore. You, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payments for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

                  Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

                  SECTION 5. Covenants of the Company. The Company covenants and agrees that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus if you have not been furnished with a copy a reasonable time prior to such filing, if you reasonably object to the Company filing such document or if the document to be filed is not in compliance with the Act and the Rules and Regulations.

                  (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                  (c) If at any time during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible.

                  (d) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated in the Act.

                  (e) As soon as practicable, but not later than 45 days after the end of the first quarter ending after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                  (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                  (g) During the period of five years hereafter, the Company will furnish to the Representative: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and consolidated statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement and annual and other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

                  (h) During the period of 180 days after the date of the Prospectus, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of Montgomery Securities), the Company will not other than in accordance with the employee benefit plans described in the Prospectus, issue, offer, sell, grant options to purchase or otherwise dispose of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security of the Company.

                  (i) The Company will apply the net proceeds of the sale of the Company Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                  (j) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the

Canadian provincial securities laws, will comply with such securities laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

                  (k) The Company will use its best efforts to designate and maintain the Common Stock for quotation on The Nasdaq Stock Market's National Market.

                  (l) The Company will file with the Commission such reports on Form SR as may be required by Rule 463 under the Act.

                  (m) The Company and Holdings will each use, and Holdings will cause Banner to use, their respective commercially reasonable best efforts and take all actions necessary to consummate the Reorganization Transaction pursuant to the Reorganization Agreement as disclosed in the Prospectus and in accordance with all regulatory and governmental approvals.

                  You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

                  SECTION 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company and Holdings, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing: (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of counsel and independent accountants of the Company, Holding Banner and the Subsidiaries, (v) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney, the Preliminary and the Final Blue Sky Memoranda, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Canadian provincial securities laws and U.S. state Blue Sky laws, (vii) the NASD and any fees and expenses relating to the inclusion of the Common Shares on The Nasdaq Stock Market's National Market, and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 6, Section 8 and Section 10 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the securities and Blue

Sky laws and the Blue Sky Memoranda referred to above). This Section 6 shall not affect any agreements relating to payment of expenses between the Company and Holdings.

                  SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and Holdings herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company and Holdings officers made pursuant to the provisions hereof, to the performance by the Company and Holdings of their respective obligations hereunder, and to the following additional conditions:

                   (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 P.M.), Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

                  (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any of the Subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of the Subsidiaries or the Consumer Finance Business, (ii) except as set forth in or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, Holdings, Banner or any of the Subsidiaries, which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business, (iii) no loss or damage (whether or not insured) to the property of the Company, Holdings, Banner or any of the Subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business, (iv) no legal or governmental action, suit or proceeding affecting the Company, Holdings, Banner or any of the Subsidiaries which is material to the Company and the Subsidiaries, or the Consumer Finance Business, or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business, which makes it impractical or inadvisable in your reasonable judgment to proceed with the public offering or purchase the Common Shares as contemplated hereby.

                  (c) There shall have been delivered to you the Firm Common Shares and, if any Optional Common Shares are then being purchased, such Optional Common Shares.

                  (d) The NASD, upon review of the terms of the public offering of the Common Shares, shall not have objected to the fairness and reasonableness of the underwriting terms and arrangements as proposed in this Agreement.

                  (e) There shall have been furnished to you as Representative of the Underwriters on each Closing Date, in form and substance reasonably satisfactory to you, except as otherwise expressly provided below:

                           (i) An opinion of Stroock & Stroock & Lavan, counsel for the Company, Holdings, Banner and each of the Subsidiaries, or with respect to regulatory matters Brian S. Cohen, General Counsel of the Company, Holdings, Banner and each of the Subsidiaries, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) Each of the Company, Holdings, Banner
                  and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company, Holdings, Banner and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and the Consumer Finance Business.

                                    (2) Each of the Company, Banner and the
                  Subsidiaries has full corporate power and authority to own and lease its assets and properties and conduct its business as now being conducted and as described in the Registration Statement. To the best of such counsel's knowledge, the Company, Banner and each of the Subsidiaries have all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Registration Statement, except where the failure to have such governmental licenses, permits, consents, orders, approvals, and other authorizations would not have a material adverse effect on the business, properties, business prospects, conditions (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole, or the Consumer Finance Business.

                                    (3) The authorized, issued and outstanding
                  capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Common Stock; all of the issued and outstanding shares of Common Stock (including the Firm Common Shares and the Optional Common Shares) have been validly issued, are fully paid and nonassessable, have been issued in transactions that were registered or exempt from registration under the Act and the state securities laws of California and Delaware and were not issued in violation of or subject to any preemptive rights contained in any applicable statute or the Company's Certificate of Incorporation or to the best of such counsel's knowledge, other rights to subscribe for or purchase any securities; and the description thereof contained under the caption "Description of Capital Stock" in the Prospectus is an accurate summary in all material respects of the information required therein by Form S-1.

                                    (4) Holdings owns of record and, to the best
                  of such counsel's knowledge, owns beneficially all of the authorized, issued and outstanding capital stock of Banner; all outstanding shares of capital stock of Banner have been duly and validly issued, are fully paid and nonassessable.

                                    (5) All of the issued and outstanding shares
                  of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned of record, and to the best of such counsel's knowledge beneficially, by the Company free and clear of all perfected, and to the best knowledge of such counsel, other liens, encumbrances, claims, security interests or other defects of title whatsoever.

                                    (6) All consents, approvals, authorizations
                  or orders of any person, court or regulatory or governmental agency or body required by the Company, Holdings, Banner and the Subsidiaries to consummate the transactions contemplated by the Reorganization Agreement and the Reorganization Transaction have been obtained.

                                    (7) The Common Shares have been duly
                  authorized and, when duly issued and registered by the Company's transfer agent and registrar and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights contained in any applicable statute or the Company's Certificate of Incorporation.

                                    (8) Except as disclosed in or specifically
                  contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights issued by the Company, Holdings Banner or any of the Subsidiaries, calling for the issuance of, and no commitments, plans or arrangements of the Company, Holdings, Banner or any of the Subsidiaries to issue, any shares of capital stock of the Company or the Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or the Subsidiaries.

                                    (9) (A) The Registration Statement has
                  become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

                                            (B)      The Registration Statement,
                  the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; it being understood, however, that such counsel need express no opinion with respect to the financial statements, schedule and other financial and statistical data included in the Registration Statement, the Prospectus and each amendment or supplement thereto.

                                            (C)      To the best of such
                  counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required.

                                            (D)      To the best of such
                  counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company, Holdings, Banner or any of the Subsidiaries which are required to be described in the Prospectus which are not described as required.

                                    (10) The Company and Holdings each has the
                  corporate power and authority to enter into this Agreement; the Company has full rights, power and authority to sell and deliver the Common Shares to be sold by it to the several Underwriters; this Agreement has been duly authorized, executed and delivered by the Company and Holdings and is a legally valid and binding agreement of the Company and Holdings, enforceable against the Company and Holdings in accordance with its terms, except (i) as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) as limited by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                                    (11) No approval, authorization, order,
                  consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required to be obtained by the Company, Holdings, Banner or any of the Subsidiaries for the execution and delivery of this Agreement by the Company and Holdings or the consummation of the transactions contemplated by the Agreement, except (i) such as have been obtained and are in full force and effect under the Act and (ii) such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters, as to which no opinion is rendered.

                                    (12) The execution and delivery of this
                  Agreement by the Company and Holdings and the consummation of the transactions herein contemplated by the Company and Holdings will not (a) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company, Holdings, Banner or any Subsidiary is a party or by which the Company, Holdings, Banner or any of the Subsidiaries or any of its or their properties may be bound or affected, or
                  (b) violate any of the provisions of the certificate or articles of incorporation or bylaws of the Company, Holdings, Banner or any Subsidiary or so far as known to such counsel cause the Company, Holdings, Banner or any Subsidiary to violate any statute, judgment, decree, order, rule or regulation of any court or governmental body applicable to the Company, Holdings, Banner or any Subsidiary except that no opinion shall be rendered as to applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the several Underwriters.

                                    (13) The Company, Holdings and Banner each
                  respectively has full corporate power and authority to enter into the Reorganization Agreement; the Reorganization Agreement has been duly and validly authorized by all necessary corporate action by the Company, Holdings and Banner, has been duly and validly executed and delivered by and on behalf of the Company, Holdings and Banner and is a valid and binding agreement of the Company, Holdings and Banner enforceable in accordance with its terms, except as enforceability may be limited by general equitable principals, bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting creditors rights generally; and all approvals, authorizations, orders, consents, registrations, filings, qualifications, licenses or permits of or with any court, regulatory, administrative or other governmental body required for the execution and delivery of the Reorganization Agreement by the Company, Holdings or Banner and the consummation of the transactions contemplated thereby and by the Reorganization Transaction have been obtained.

                                    (14) The execution, delivery and performance
                  of the Reorganization Agreement and the consummation of the transactions therein contemplated will not result in the creation or imposition of any lien upon any of the assets of the Company, Holdings, Banner, or any of the Subsidiaries (except as described in the Prospectus), will not conflict with, result in the breach or violation of, or constitute either by itself upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company, Holdings, Banner or any of the Subsidiaries is a party or by which the Company, Holdings, Banner, or any of the Subsidiaries or any of their respective properties may be bound or affected, except where such a lien, conflict, breach or default would not materially adversely affect the Company and its Subsidiaries, taken as a whole, or the Consumer Finance Business, or violate any of the provisions of the Certificate of Incorporation, charter or bylaws, or other organizational documents, of the Company, Holdings, Banner, or any of the Subsidiaries, or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company, Holdings, Banner, or any of the Subsidiaries, or any of their respective properties.

                                    (15) To the best of such counsel's
                  knowledge, no holders of securities of the Company have rights, which have not been waived, to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby.

                                    (16) The Company is not an "investment
                  company" within the meaning of the Investment Company Act of 1940.

                                    (17) The information in the Prospectus under
                  the captions "Business--Regulation" and "Description of Capital Stock" to the extent that it constitutes matters of law or legal conclusions has been reviewed by such counsel and is correct in all material respects.

                                    (18) None of the Company, Holdings, Banner
                  or any Subsidiary is in violation of its certificate or articles of incorporation, charter, or bylaws, or other organizational documents, and to the best of such counsel's knowledge, none of the Company, Banner or any Subsidiary is in breach of or default with respect to any provision of any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company, Banner or any Subsidiary is a party or by which it or any of the properties of the Company, Banner or any Subsidiary may be bound or affected, except where such a breach or default would not materially adversely affect the Company and Subsidiaries, taken as a whole, or the Consumer Finance Business; and, to the best of such counsel's knowledge, the Company, Banner and the Subsidiary are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes or any court of jurisdiction to which they are subject, except where noncompliance would not materially adversely affect the Company and Subsidiaries, taken as a whole, or the Consumer Finance Business.

                                    (19) The Common Stock, including the Common
                  Shares, are quoted on The Nasdaq Stock Market's National Market; and no action has been taken or threatened by the NASD with respect to the delisting or permanent suspension from trading of the Common Stock.

                                    (20) No transfer taxes are required to be
                  paid in connection with the sale and delivery of the Common Shares to the Underwriters hereunder.

                  In rendering such opinion, such counsel may rely on certificates of officers of the Company, Holdings, Banner and the Subsidiaries and of governmental officials, in which case such opinion should state that they are so doing and that the Underwriters are justified in relying on such certificates and copies of said certificates are to be attached to the opinion. Such counsel shall also include a statement that they have participated in conferences with officers and other representatives of the Company, Holdings, Banner and the Subsidiaries, representatives of the independent public accountants for the Company, Holdings, Banner, and the Subsidiaries and your representatives, at which the contents of the Registration Statement were discussed and, although such counsel has not undertaken to investigate or verify independently, and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent on the statements of officers and other representatives of the Company, Holdings, Banner and the Subsidiaries) no facts came to their attention that caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date of such opinions, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, and related notes, exhibits, schedules and other financial and statistical data included in the Registration Statement or the Prospectus.

                           (ii) Such opinion or opinions of Manatt, Phelps & Phillips LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                           (iii) A certificate of the Company executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The representations and warranties of
                  the Company set forth in Section 2 of this Agreement were true and correct as of the date of this Agreement and are true and correct in all material respects as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

                                    (2) The Commission has not issued any order
                  preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                                    (3) Each of the respective signers of the
                  certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company; and neither the Registration Statement nor the Prospectus nor any amendments or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    (4) Since the initial date on which the
                  Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment.

                                    (5) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and the Subsidiaries or the Consumer Finance Business; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any Subsidiary which is material to the Company and the Subsidiaries or the Consumer Finance Business, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, the Company and the Subsidiaries or the Consumer Finance Business have not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and the Subsidiaries or the Consumer Finance Business or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                                    (6) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its Subsidiaries and the Consumer Finance Business have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                           (iv) A certificate of Holdings executed by the Chief
                  Executive Officer and the Chief Financial Officer of Holdings, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The representations and warranties of
                  Holdings set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and Holdings has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                    (2) Each of the respective signers of the
                  certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company, Holdings, Banner and the Subsidiaries, and the Consumer Finance Business; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (v) On the date before this Agreement is executed and also on each Closing Date, a letter addressed to you, as Representative of the Underwriters, from Deloitte & Touche LLP, independent accountants, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing hereunder) to be dated the Second Closing Date, in form and substance reasonably satisfactory to you.

                           (vi) On or before the First Closing Date, letters from each shareholder, director and executive officer of the Company, in form and substance reasonably satisfactory to you, (i) confirming that for a period of 180 days from the date of the Prospectus, such person will not, directly or indirectly, offer, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, any shares of Common Stock (other than shares acquired in the public market), without the prior written consent of Montgomery Securities which consent may be withheld in the sole discretion of Montgomery Securities.

                           (vii) The Reorganization Transaction shall have been duly consummated in the manner described in the Prospectus and in accordance with the terms of the approvals of all governmental and regulatory agencies required in connection therewith.

                           (viii) On or before the date any of the Common Shares are released by Montgomery Securities for sale to the public and on the First Closing Date, the Common Shares shall be quoted on The Nasdaq Stock Market's National Market.

                           (ix) The Common Shares shall be qualified for sale in such States and jurisdictions as the Representative may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the First Closing Date and the Second Closing Date.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Manatt, Phelps & Phillips, counsel for the Underwriters. The Company and Holdings shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company, Holdings, Banner or the Subsidiaries and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

                  If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to the Company without liability on the part of you or any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

                  SECTION 8. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7 or Section 13 hereof, or if the sale to the Underwriters of the Firm Common Shares at the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or Holdings to perform any agreement herein or to comply with any provision hereof, the Company and Holdings, jointly and severally, agree to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and the sale of the Firm Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section and
Section 6 and Section 10 hereof shall at all times be effective and shall apply.

                  SECTION 9. Effectiveness of Registration Statement. You and the Company will use your and its respective best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

                  SECTION 10.   Indemnification and Contribution.

                  (a) The Company and Holdings, jointly and severally, agree to
(i) indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company and Holdings contained herein or any failure of the Company and Holdings to perform their respective obligations hereunder or under law; and (ii) reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company and Holdings will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof. In addition to their other obligations under this Section 10(a), the Company and Holdings, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any untrue statement or omission, or any alleged untrue statement or omission, or any inaccuracy in the representations and warranties of the Company and Holdings herein or any failure to perform their obligations hereunder, all as described in this
Section 10(a), they will reimburse each Underwriter (and to the extent applicable each controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and Holdings' obligation to reimburse each Underwriter (and to the extent applicable each controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter (and to the extent applicable each controlling person) shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company and Holdings may otherwise have.

                  (b) Each Underwriter agrees to severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in any of them not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to
Section 3 hereof; and will reimburse the Company and each such director, officer or controlling person for any legal and other expenses, as such expenses are reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any untrue statement or omission, or any alleged untrue statement or omission, described in this Section 10(b) which relates to information furnished to the Company pursuant to Section 3 hereof; it will reimburse the Company and each such officer, director or controlling person on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and each such officer, director or controlling person for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and each such officer, director or controlling person shall promptly return it to the Underwriters, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the appropriate person within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 10, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which will not be unreasonably withheld.

                  (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to hold harmless an indemnified party under subsections (a), (b) or (c) of this Section 10 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative benefits received by the Company, Holdings and the Underwriters from the Offering of the Common Shares and the relative fault of the Company, Holdings and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, Holdings and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and Holdings, as the total price paid to the Company for the Common Shares sold by it to the Underwriters (net of underwriting commissions but before deducting expenses), and, in the case of the Underwriters, as the underwriting commissions received by them, bears to the total of such amounts paid to the Company and the amounts received by the Underwriters as underwriting commissions. The relative fault of the Company, Holdings and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Holdings or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The provisions set forth in subsection (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subsection (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection (c) for purposes of indemnification. The Company, Holdings and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 10 are several in proportion to their respective underwriting commitments and not joint.

                  (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of

Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein selecting the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

                  SECTION 11. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of such shares in accordance with the terms hereof. If applicable, if any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date, and the aggregate number of Common Shares which such defaulting entity agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the nondefaulting entities shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting entities agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Common Shares by other persons are not made within two full business days after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company except for the expenses to be paid or reimbursed by the Company and Holdings pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

                  If applicable, in the event that Common Shares to which a default relates are to be purchased by the nondefaulting Underwriter or by another person or persons, the Representative or the Company affected thereby shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus, this Agreement and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  SECTION 12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 14 hereof and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration

Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 12, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of notices (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

                  SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                  (a) This Agreement may be terminated by the Company or by you by notice to the other parties hereto at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company and Holdings to you or any Underwriter (except for the expenses to be paid or reimbursed by the Company and Holdings pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of you or any Underwriter to the Company and Holdings (except to the extent provided in Section 10 hereof).

                  (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the reasonable judgment of the Representative, to affect materially and adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Prospectus or which is not reflected in the Registration Statement or the Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of the Subsidiaries or the Consumer Finance Business or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representative, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this Section 13(b) shall be without liability on the part of any Underwriter to the Company and Holdings or on the part of the Company and Holdings to you or any Underwriter (except for expenses to be paid or reimbursed by the Company and Holdings pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

                  SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and Holdings, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or Holdings or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

                  SECTION 15. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telecopied and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, Attention: Mr. Burke Dempsey, FAX: (415) 249-5513, with a copy to Manatt, Phelps & Phillips LLP, 11355 W. Olympic Blvd., Los Angeles, California 90064, Attention: Mr. William T. Quicksilver, Esq., FAX: (310) 312-4224; if sent to the Company or Holdings, shall be mailed, delivered or telecopied and confirmed to the Company at 548 East Ferguson Drive, Commerce, California 90022, Attention: Gary M. Cypres, FAX: (213) 720-8735, with a copy to Stroock & Stroock & Lavan, 2029 Century Park East, Los Angeles, California 90067, Attention: Michael M. Umansky, Esq., FAX: (310) 556-5959. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

                  SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10 hereof, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

                  SECTION 17. Representation of Underwriters. You will act as Representative for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you, as Representative, will be binding upon all the Underwriters.

                  SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to

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

be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  SECTION 19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

                  SECTION 20. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

                  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The Section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, Holdings and you.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company, Holdings and you, all in accordance with its terms.

                                       Very truly yours,

                                       CENTRAL FINANCIAL ACCEPTANCE
                                       CORPORATION

                                       By:_________________________________
                                            Gary Cypres, President and
                                            Chief Executive Officer

                                       BANNER HOLDINGS, INC.

                                       By:_________________________________
                                             Gary Cypres, President and
                                             Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by us in San Francisco, California as of the date first above written.

MONTGOMERY SECURITIES
By MONTGOMERY SECURITIES

By:_________________________________
         Managing Director

                                   SCHEDULE A

                                               Number of Firm
                                               Common Shares
Name of Underwriter                            to  be  Purchased

MONTGOMERY SECURITIES

                                               --------------

TOTAL                                          ==============